                                                                   EXHIBIT 10.12


          ASSIGNMENT, dated as of December 17, 1996 between PROSPECTUS PLUS, INC., a New York corporation, having an office at 630 Ninth Avenue, Suite 1405, New York, New York 10036-3708 (hereinafter called "Assignor"), and INTRALINKS, INC., a Delaware Corporation, having an office at c/o Dickerson & Reilly, 780 Third Avenue New York, New York 10017 (hereinafter called "Assignee").

          That for and in consideration of the sum of One ($1.00) Dollar paid by Assignee to Assignor prior to the ensealing and delivery of these presents, and other goods and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over unto Assignee all the right, title and interest of Assignor in and to a certain sublease dated August 21, 1996 between KBC OF AMERICA, INC., as sublandlord ("Sublandlord"), and Assignor, as subtenant (said sublease as the same may have been or may hereafter be modified and supplemented being hereinafter called the "Sublease"), covering a portion of floor 12A substantially as shown on the plan attached to the Sublease in the building known as 1372 Broadway in the City, County and State of New York, and the term and estate granted by the Sublease, to have and to hold the same unto Assignee from and after the date hereof for all the rest, residue and remainder of the term of the Sublease yet to come and unexpired.

          Nothing herein contained shall be construed to modify, waive, impair affect any of the covenants, agreements, terms, provisions of conditions contained in the Sublease (except as may be herein expressly provided); and all provisions of the Sublease are hereby mutually declared to be in full force and effect.

          Assignee and the successors and assigns of Assignee hereby accept the within assignment and hereby recognize all of the covenants, agreements, terms, provisions, and conditions in the Sublease, and hereby assume and agrees to pay the rent, additional rent, damages and all other sums now and hereafter payable by subtenant under the Sublease, and to keep and perform, and to permit no violation of, each and every covenant, agreement, term, provision and condition therein set forth on the part and on behalf of subtenant to be kept and performed.

          Assignor and Assignee agrees that the provisions of Article 2 of the Sublease shall, notwithstanding this Assignment, continue to be binding upon Assignor and Assignee with respect to all future assignments and transfers with the same effect as if Assignee had been the subtenant named in the Sublease.

          Assignee shall be and remain liable and responsible at all times during the term of the Sublease for the payment of the fixed rent, additional rent, damages and all other sums payable by subtenant thereunder, and under and upon all of the covenants, agreements terms, provisions and conditions of the Sublease on the part and on behalf of subtenant to be kept and performed.

          IN WITNESS WHEREOF, this Assignment has been duly executed by the parties hereto as of the day and year first above written.


WITNESS                           PROSPECTUS PLUS, INC., Assignor
ATTEST:

                                  By
-----------------------------        -----------------------------
                                     12/17/96


WITNESS                           INTRALINKS, INC., Assignee
ATTEST:


                                  By
-----------------------------       ------------------------------
                                    12/17/96

                               SUBLEASE BETWEEN
                       KBC OF AMERICA, INC., SUBLANDLORD
                                      AND
                       PROSPECTUS PLUS, INC., SUBTENANT



     SUBLEASE (hereinafter called this "Sublease") made as of the 21 day of August, 1996, by and between KBC OF AMERICA, INC., a Delaware corporation, having an office at 1370 Broadway, New York, New York 10018 (hereinafter called "Sublandlord"), and PROSPECTUS PLUS, INC., a New York corporation, having an office at 630 Ninth Avenue, Suite 1405, New York, New York 10036-3708 (hereinafter called "Subtenant").


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS:

     A. By lease dated May 19, 1989, as amended by that certain First Amendment of Lease dated November 18, 199 1 and that certain letter agreement dated November 18, 199 1 (which lease as the same has been or may be amended is hereinafter referred to as the "Overlease"), Nineteen New York Properties Limited Partnership (hereinafter called "Overlandlord") leased to Sublandlord certain space (hereinafter called the "Leased Space") in the building known as 1372 Broadway, New York, New York (hereinafter called the "Building") in accordance with the terms of the Overlease. A copy of the Overlease (from which certain terms which do not relate to Subtenant's obligations hereunder have been deleted) is annexed hereto as Exhibit A.

     B. Sublandlord and Subtenant desire to consummate a subleasing of a portion of the Leased Space on terms and conditions contained in this agreement (hereinafter called the "Sublease").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

     1.   Premises

     1.1 Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord Leased Space located on a portion of floor 12A of the Building (comprising a portion of the Leased Space)' substantially as shown on Exhibit B annexed hereto and made a part hereof (hereinafter called the "Premises") for a term (hereinafter called the "Sublease Term") to commence on September 1, 1996 (hereinafter called the "Sublease Commencement Date) and end July 20, 2000 (hereinafter called the "Sublease Expiration Date"), or until such term shall sooner cease and terminate as herein provided, at the rate of EIGHTY-FIVE THOUSAND TWENTY AND DOLLARS per annum during the period beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date set forth herein shall be paid by Subtenant to Sublandlord at Sublandlord's office (or such other location as Sublandlord shall designate) by check drawn on a bank which is a member of the New York Clearing house Association in equal monthly installments in advance, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever, except as otherwise provided in Section 1.3 hereof The security deposit payable with respect to Article 14 hereof shall be paid upon the execution of this Sublease by Subtenant.

     1.2. Simultaneously with the execution of this Sublease, Subtenant is paying to Subland1ord the sum of $7,085.00 which shall be applied by Sublandlord to the first (1st) monthly installment of fixed annual rent and electricity due hereunder.

     1.3. Notwithstanding anything to the contrary contained in Section 1.1 hereof, provided that Subtenant is not in default after notice and the expiration of any applicable grace periods with respect to any of the provisions and conditions of this Sublease, the fixed annual rent shall be partially abated during the period beginning on the Sublease Commencement Date and ending on October 3 1, 1996, so that Subtenant shall pay to Sublandlord the sum of $1,090.00 per month on account of electricity pursuant to the provisions of
Article 12 hereof during the foregoing abatement period .

     2.    Assignment and Subletting

     2.1. Subtenant shall not (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise nor (c) underlet all or any part of the Premises, nor (d) permit the Premises or any desk space therein to be occupied by any person(s) other than Subtenant, nor (e) pledge or encumber this Sublease, the term and estate hereby granted or the rentals hereunder, without first obtaining:

     (i) Overlandlord's consent and all other required consents to such assignment or subletting as set forth in and pursuant to the Overlease, and

     (ii) Sublandlord's consent. Sublandlord agrees that Sublandlord's consent shall not be required to the underletting or occupancy of a portion of the Sublet Premises by Subtenant's affiliate Inter-links, Inc., for so long as said entity remains an affiliate of Subtenant.

     3.    Incorporation of Overlease
           --------------------------

     3.1. Except as herein otherwise expressly provided and except for the obligation to pay rent and additional rent under the Overlease, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the Landlord in the Overlease, and the Subtenant herein being substituted for the Tenant named in the Overlease; provided, however, that the Sublandlord herein shall not be liable for any defaults by Overlandlord and, if Overlandlord is not the fee owner, the owner in fee of the land and Building of which the Premises are a part. If the Overlease shall be terminated for any reason during the term hereof, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repair, reasonable wear and tear excepted.

     3.2. For the purposes of this Sublease, Articles 3 (except as provided in Article 13 hereof), 12, 13, 27, 29, 3 1, 34, 37(E), 39 and 40, Exhibits 1, 2, 3A
and 3B, Schedules B and C and subsections 1 .A(i)-(iv), 1 .A(vi)-(x), 1
 .A.(xii)-(xvii), 1 .A.(xix), 1 .A.(xxv), 1B and l.C of the Overlease shall not be deemed incorporated in or made a part hereof.

     3.3. This Sublease is conditioned upon the consent by Overlandlord to this Sublease which consent shall be evidenced by Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes. Subtenant acknowledges that it is familiar with the provisions of
Article 12 of the Overlease. In the event that Overlandlord shall exercise any of its recapture rights pursuant to Article 12 or the Overlease with respect to the Premises upon Sublandlord's request for Overlandlord's consent to this Sublease, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease. In the event Overlandlord shall not exercise any of its recapture options pursuant to Article 12 of the Overlease with respect to the Premises, Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sublease and, in the event that Overlandlord notifies Sublandlord that Overlandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

     4.   Condition of Premises
          ---------------------

     4.1. Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is" on the date hereof; subject to ordinary wear and tear, with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Premises for Subtenant's occupancy thereof Sublandlord agrees to deliver possession of the Premises to Subtenant in "broom clean" condition with the existing plumbing, electrical, and heating, ventilating and air-conditioning systems located in the Premises in working order on the Sublease Commencement Date.

     5.   Use
          ---

     5.1. Subtenant agrees that the Premises shall be occupied only for general and executive offices with showrooms.

     6.   Services
          --------

     6.1. Subtenant acknowledges that the services to be rendered to the Premises are to be rendered by Overlandlord. Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease exists, then and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord, and Sublandlord agrees that it will, at Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

     6.2. Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Over-landlord or from any governmental authorities.

     7.   Representations
          ---------------

     7.1. Sublandlord represents and covenants (a) that it is the holder of the interest of the tenant under the Overlease, and (b) that the Overlease is in full force and effect.

     8.   Subject to: Subordination
          ------------------------

     8.1. This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.

     8.2. This Sublease is subject and subordinate to the Overlease and to ail ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 8.2 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.

     The subletting under this Sublease is subject to the condition and by its acceptance of and entry into this Sublease, Subtenant shall be deemed conclusively to have thereby agreed from and after the termination of the Overlease or re-entry by Overlandlord of or if Overlandlord shall otherwise succeed to Sublandlord's estate in the Leased Space, that Subtenant shall waive any right to surrender possession or to terminate this Sublease and, at Overlandlord's election, Subtenant shall be bound to Overlandlord for the balance of the term of this Sublease and shall attorn to and recognize Overlandlord, as its Overlandlord, under all of the then executory terms of this Sublease, except that Overlandlord shall not (i) be liable for any previous act, omission or negligence of Sublandlord under this Sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in this Sublease which theretofore accrued to Subtenant against Sublandlord, (iii) be bound by any previous modification or amendment of this Sublease or by any previous prepayment of rent and additional rent more than 30 days in advance of its due date which shall be payable as provided in this Sublease, (iv) be obligated to repair the Premises or the Building or any part thereof, in the event of total or substantially total damage thereof as is provided in Article 10 of the Overlease unless such repair is otherwise Overlandlord's obligations, as landlord under the Overlease, (v) be obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Overlandlord as consequential damages allocable to the part of the Premises or the Building not taken, or (vi) be obligated to perform any work in the Premises to prepare them for occupancy, beyond Overlandlord's obligations pursuant to the Overlease, and Subtenant shall execute and deliver to Overlandlord any instruments Overlandlord may reasonably request to evidence and confirm such attornment.

     9.   Brokerage
          ---------

     9.1. Subtenant covenants, represents and warrants that Subtenant has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than Newmark & Company Real Estate, Inc., which is representing Sublandlord (hereinafter called the "Broker"), and Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than the Broker with respect to this Sublease or the negotiation thereof. Sublandlord agrees to pay (or cause to be paid) the commission payable to the Broker in accordance with a separate agreement with the Broker regarding such commission.

     10.   Article 28 Rent
           ---------------

     10.1. Subtenant stipulates that it is familiar with the provisions of
Article 28 of the Overlease. In the event of any payment of additional rent by Sublandlord to Overlandlord during the term of this Sublease which increase is attributable to the provisions of Article 28 of the Overlease with respect to Taxes (as defined in the Overlease) or with respect to Energy Costs (as defined, in the Overlease)(such additional rent payable by Sublandlord pursuant to
Article 28 of the Overlease with respect to Taxes and Energy Costs being hereinafter called "Article 28 Rent") then Subtenant shall pay as additional rent pursuant to this Sublease an amount equal to thirty-five (35%) percent of
Article 28 Rent. At any time after Sublandlord shall have received a statement from the Overlandlord concerning the payment of Article 28 Rent, Sublandlord may deliver to Subtenant a copy thereof and, within ten (10) days after delivery of such statement, Subtenant shall pay to Sublandlord additional rent determined as aforesaid in this Section 10.1. Additional rent payable pursuant to this Section
10.1 shall be based solely upon actual payments required by Sublandlord pursuant to the provisions of Article 28 of the Overlease; provided, however, that, notwithstanding anything to the contrary contained herein or in the Overlease, for purposes of calculating the additional rent payable by Subtenant under this
Section 10.1, (i) all calculations of Article 28 Rent attributable to increases in Taxes shall be calculated assuming a Base Tax Year commencing July 1, 1996 and ending June 30, 1997, and (ii) all calculations of Article 28 Rent attributable to increases in Energy Costs shall be calculated assuming a Base

Energy Year of 1996. Subtenant shall not have the right to question the propriety of or the basis for any such payment and Sublandlord shall be under no obligation to contest any such payment.

     10.2. From and after September 1, 1997, Subtenant shall pay to Sublandlord, on the first day of each month during the remainder of the Sublease Term, as additional rent in lieu of the additional rent due under Article 28 of the Original Lease attributable to increases in Labor Rates (as defined in the Overlease), the following stipulated amounts (hereinafter called the "Escalation Rent") as agreed-upon escalation payments to reimburse Sublandlord for its payments to Overlandlord for additional rent due under Article 28 of the Original Lease attributable to increases in Labor Rates, without regard to whether or by how much such costs may actually rise:

               (i) For the period commencing on September 1, 1997 and ending on August 31, 1998, both dates inclusive, Escalation Rent at the annual rate of TWO THOUSAND ONE HUNDRED FIFTY-EIGHT AND 20/100 ($2,158.20) DOLLARS payable in twelve (12) equal monthly installments of ONE HUNDRED SEVENTY-NINE AND 85/100 ($179.85) DOLLARS each;

               (ii) For the period commencing on September 1, 1998 and ending on August 31, 1999, both dates inclusive, Escalation Rent at the annual rate of FOUR THOUSAND THREE HUNDRED EIGHTY-ONE AND 15/100 ($4,38 1.15) DOLLARS payable in twelve (12) equal monthly installments of THREE HUNDRED SIXTY-FIVE AND 10/100 ($365.10) DOLLARS each;

               (iii) For the period commencing on September 1, 1999 and ending on the Sublease Expiration Date, both dates inclusive, Escalation Rent at the annual rate of SIX THOUSAND SIX HUNDRED SEVENTY AND 78/100 ($6,670.78) DOLLARS payable in twelve (12) equal monthly installments of FIVE HUNDRED FIFTY-FIVE AND 90/100 ($555.90) DOLLARS each. Subtenant shall not have the right to question the propriety of or the basis for any such payment and Sublandlord shall be under no obligation to contest any such payment.

     11.   Notices
           -------

     11.1. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall-be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, addressed to the party for whom intended at its address as aforesaid, except that, after the Sublease Commencement Date, Subtenant's address shall be deemed to be the Building unless Subtenant shall give notice to the contrary. Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein. Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting thereof

     12.   Electric
           --------

     12.1. The annual fixed rent specified in Section 1.1 hereof includes $13,080.00 per annum (hereinafter called the "Electric Charge") representing the estimated charge for furnishing electrical service to the Premises. The Electric Charge is based upon certain theoretical assumptions incorporating estimates of the probable consumption of electric energy by the lighting fixtures and other equipment and business machines initially proposed to be installed in the Premises and associated with a usual office occupancy, the anticipated periods of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electric energy consumption therein.

     12.2. (1) At any time, and from time to time during the term hereof, the Electric Charge may be increased to take into account:

                A. any material addition to the lighting fixtures, equipment and machines in the Premises,

                B. use by Subtenant of electrical energy in the Premises during periods of use other than those considered in the last survey made pursuant to this Section 12.2, or

                C. any increase in Sublandlord's costs or expenses for or in connection with the furnishing by it of electrical energy to Subtenant which shall be due to any change in the rates charged by the public utility furnishing electrical energy to the Building or to any change in taxes based on the amounts charged by said public utility since the effective date of the Electric Charge then in effect.

          (2) Whenever at any time during the term of this Sublease the Electric Charge shall be increased pursuant to subdivision A or B of clause (1) of this
Section 12.2, Sublandlord shall furnish to Subtenant a survey setting forth a new Electric Charge (hereinafter sometimes called an "Adjusted Electric Charge"). Whenever there shall be an increase in the cost to Sublandlord of obtaining electric energy pursuant to subdivision C of clause (1) of this
Section 12.2, the Electric Charge or Adjusted Electric Charge shall be increased in the same proportion as the increase in such cost to Sublandlord.

          (3) Upon the determination of the Adjusted Electric Charge pursuant to subdivisions A and/or B of clause (1) of this Section 12.2, Sublandlord shall furnish Subtenant with a statement in writing recomputing and adjusting the annual fixed rent payable hereunder by an appropriate sum representing any increase from the then current Adjusted Electric Charge, which statement shall be accompanied by the survey upon which said adjustment was based, or, in the case of any adjustment made pursuant to subdivision C of clause (1) of this
Section 12.2, by the inclusion of sufficient detail to enable Subtenant to verify the adjustment referred to therein.

          (4)  Each such increase shall be effective retroactively as of

               (i) the effective date of the material addition in usage by Subtenant, as respects any increase made pursuant to subdivision A or B of clause (1) of this Section 12.2, or

               (ii) the date of the change in rates or taxes, as respects any increase made pursuant to subdivision C of clause (1) of this Section 12.2

Within twenty (20) days after furnishing of any such statement in writing, Subtenant shall pay Sublandlord as additional rent the retroactive underpayment of annual fixed rent.

          The cost of any survey and determination to be made pursuant to clause
(1) of this Section 12.2 shall be borne equally between Sublandlord and Subtenant. The determination of the engineers and experts preparing any such survey shall be conclusive upon Sublandlord and Subtenant.

          (5) All such surveys shall be made by a reputable firm selected by Sublandlord and engaged primarily in the business of performing commercial office electrical consumption surveys.

            (6)  Notwithstanding anything contained to the contrary in this
Article 12, the cost to Subtenant for electric energy at any time shall be no less than the cost to Sublandlord to supply electric energy to Subtenant at the Premises.

     13.    Alterations
            -----------

     13.1. Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without Sublandlord's prior written consent; provided, however, Subtenant shall have the right, at Subtenant's sole cost and expense, during the term of this Sublease to remove the non-structural partitioning wall in accordance with the plans and specifications annexed hereto and made a part hereof as Exhibit C, provided that same does not adversely affect the Building's mechanical systems and services and that Tenant shall repair and restore in a good and workmanlike manner any damage to the Premises or the Building caused by such removal of such wall, and that the removal of such wall shall be performed in accordance with Article 3 of the Overlease.

     14.    Security
            --------

     14.1. Subtenant is simultaneously herewith delivering to Sublandlord the sum of $14,170.00 as security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease; it is agreed that in the event Subtenant defaults in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of fixed annual rent and additional rent, Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, provisions, covenants and conditions of this Sublease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant after the date fixed as the end of this Sublease and after delivery of entire possession of the Premises to Sublandlord. In the event of a transfer or assignment of Sublandlord's interest in the Premises, Sublandlord shall have the right to transfer the security to the assignee or transferee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security; and Subtenant agrees to look solely to the new landlord or sublandlord for the return of said security. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Sublandlord applies or retains any portion or all of the security deposited, Subtenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $14,170.00.

     14.2. In the event Subtenant defaults in respect to any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of rent and additional rent, Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Subtenant is in default or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the terms, provisions, covenants, and conditions of this Sublease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord.

     14.3. In the event Sublandlord applies or retains any portion or all of the security delivered hereunder, Subtenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 14.1.

     15.    Quiet Enjoyment
            --------------

     15.1. So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Sublandlord shall not disturb or terminate Subtenant's leasehold estate hereunder, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

     16.    Sign and Directory Listings.
            ------------------------------

     16.1. Subject to the provisions of Section 37(D) of the Overlease, Subtenant will have the right to maintain a sign on floor 12A of the Building outside of the Premises, which sign shall be in conformity with building standards and installed by Overlandlord at Subtenant's expense. Sublandlord agrees to provide to Subtenant six (6) listings of the names of Subtenant, and its partners and employees on the directory in the lobby of Building (Sublandlord is currently entitled to such directory listings pursuant to the terms of the Overlease). The listing of any name other than that of Subtenant, whether on the doors of the Premises, outside of the Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Sublease-or in the Premises or be deemed to be the written consent of Overlandlord or Sublandlord to the occupancy of any portion of the Premises by such person, firm, association or corporation, it being expressly understood that any such listing is a privilege extended by Overlandlord revocable at will by written notice to Subtenant.

     17.    Miscellaneous
            -------------

     17.1. This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     17.2. This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This Section 17.2 shall not be deemed to modify the provisions of Article 6 hereof.

     17.3. This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

     17.4. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.



ATTEST:                            KBC OF AMERICA, INC., Sublandlord


_______________________            By:
                                       ----------------------------
                                       Name: BARBET
                                       Title: CEO


ATTEST                             PROSPECTUS PLUS, INC., Subtenant



/s/ John Muldern                   By:
-----------------------                ----------------------------
                                       Name:
                                       Title:

                                   EXHIBIT A
                                   ---------

                                   Overlease
                                   ---------

The following documents are attached hereto:

     1. Letter Agreement dated November 18, 1991 between Nineteen New York Properties Limited Partnership ("19 Properties") and KBC America, Inc. ("KBC");

     2. First Amendment of Lease dated November 12, 1991 between 19 Properties and KBC; and

     3.   Agreement of Lease dated May 19, 1989 between 19 Properties and KBC.

                                   EXHIBIT B
                                   ---------

                                   PREMISES
                                   --------

                                 1372 BROADWAY

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT C
                                   ---------

                         PLANS FOR WALL TO BE REMOVED
                         ----------------------------

                                 1372 BROADWAY


                           [FLOOR PLAN APPEARS HERE]